EXHIBIT 99.1

Exponent Reports Fourth Quarter and Fiscal Year 2009 Results

MENLO PARK, Calif., Feb. 3, 2010 (GLOBE NEWSWIRE) -- Exponent, Inc. (Nasdaq:EXPO) today reported financial results for the fourth quarter and fiscal year ended January 1, 2010.

For the 13-week fourth quarter of 2009, total revenues were $51,979,000, as compared to $58,892,000 reported in the 14-week fourth quarter of 2008. Revenues before reimbursements were $47,688,000, as compared to $51,620,000 in the fourth quarter of 2008.  Net income for the fourth quarter of 2009 was $4,511,000, or $0.30 per diluted share, as compared to $5,078,000, or $0.34 per diluted share, reported in the prior year period.  EBITDA1 in the fourth quarter of 2009 was $8,722,000, as compared to $9,073,000 in the fourth quarter of 2008.

For the 52-week fiscal year 2009, total revenues were $227,882,000, as compared to $228,838,000 in the 53-week fiscal year 2008. Revenues before reimbursements were $205,714,000, as compared to $206,194,000 in 2008. Net income was $22,127,000, or $1.47 per diluted share, as compared to $23,160,000, or $1.47 per diluted share, reported in the prior year. EBITDA1 was $40,759,000 as compared to $40,896,000 in 2008.

During 2009, Exponent generated $26.8 million in cash flow from operations, repurchased $13.1 million of its common stock, and closed the year with $75.4 million in cash, cash equivalents and short-term investments.

“We were pleased with our ability to report solid revenues and EBITDA margins in the fourth quarter and fiscal year 2009, especially considering the macroeconomic challenges and one less week in the period,” commented Dr. Paul Johnston, President and CEO.  “For the fourth quarter and full year we had strong performances in our electrical and human factors practices, as well as our health group. Throughout the year, we were effective at managing costs, generating cash from operations and maintaining our market position in solving our clients’ most complex technical challenges.

“Based on the current market environment, we expect revenues before reimbursements in 2010 to grow in the low single digits and to maintain EBITDA margins. Over time and as the economy improves, we are confident in our ability to return to historical growth levels as we experience improvements in our businesses that are more dependent on discretionary spending such as design, energy and infrastructure consulting. We believe our differentiated market position as a multidisciplinary engineering and scientific consulting firm will allow us to translate future opportunities into shareholder value," concluded Dr. Johnston.

Today's Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, February 3, 2010, starting at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. The audio on the conference call is available by dialing 877-941-8416 or 480-629-9808. A live webcast of the call will be available on the Investor Relations section of the Company's web site at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing 800-406-7325 or 303-590-3030 and entering reservation 4199746#.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent's multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 90 technical disciplines to address complicated issues facing industry and government today. The firm has been best known for analyzing accidents and failures to determine their causes, but in recent years it has become more active in assisting clients with human health, environmental and engineering issues associated with new products to help prevent problems in the future.

This news release contains, and incorporates by reference, certain "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company's actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading "Risk Factors" and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

1 EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of the measures to GAAP is set forth below.

EXPONENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters and Years Ended January 1, 2010 and January 2, 2009
(in thousands, except per share data)

	Quarter Ended		Year Ended
	January 1,	January 2,	January 1,	January 2,
	2010	2009	2010	2009
	(13 Weeks)	(14 Weeks)	(52 Weeks)	(53 Weeks)

Revenues
Revenues before reimbursements	$47,688	$51,620	$205,714	$206,194
Reimbursements	4,291	7,272	22,168	22,644

Revenues	51,979	58,892	227,882	228,838

Operating expenses
Compensation and related expenses	32,736	33,665	140,107	133,469
Other operating expenses	5,423	5,978	21,340	22,614
Reimbursable expenses	4,291	7,272	22,168	22,644
General and administrative expenses	2,767	3,847	11,005	13,389

	45,217	50,762	194,620	192,116

Operating income	6,762	8,130	33,262	36,722

Other income
Interest income, net	87	345	614	1,707
Miscellaneous income, net	880	(182)	3,145	65
	967	163	3,759	1,772

Income before income taxes	7,729	8,293	37,021	38,494

Income taxes	3,218	3,215	14,894	15,334

Net income	$4,511	$5,078	$22,127	$23,160

Net income per share:
Basic	$0.32	$0.36	$1.56	$1.57
Diluted	$0.30	$0.34	$1.47	$1.47

Shares used in per share computations:
Basic	14,245	14,210	14,186	14,710
Diluted	14,986	15,135	15,030	15,724

EXPONENT, INC. CONDENSED CONSOLIDATED BALANCE SHEETS
January 1, 2010 and January 2, 2009
(in thousands)
	January 1, 2010	January 2, 2009
Assets
Current assets:
Cash and cash equivalents	$67,895	$32,598
Short-term investments	7,490	24,772
Accounts receivable, net	62,662	62,208
Prepaid expenses and other assets	5,789	6,275
Deferred income taxes	4,494	4,455
Total current assets	148,330	130,308
Property, equipment and leasehold improvements, net	29,115	31,371
Goodwill	8,607	8,607
Other assets	20,429	12,804
	$206,481	$183,090

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$4,498	$6,536
Accrued payroll and employee benefits	35,822	35,528
Deferred revenues	4,757	6,171
Total current liabilities	45,077	48,235
Other liabilities	9,910	4,968
Deferred rent	1,423	1,793
Total liabilities	56,410	54,996

Stockholders' equity:
Common stock	16	16
Additional paid-in capital	83,808	72,734
Accumulated other comprehensive loss	(367)	(345)
Retained earnings	139,606	127,127
Treasury stock, at cost	(72,992)	(71,438)
Total stockholders' equity	150,071	128,094
	$206,481	$183,090

EXPONENT, INC.
EBITDA and EBITDAS (1)
For the Quarters and Years Ended January 1, 2010 and January 2, 2009
(in thousands)

	Quarter Ended		Year Ended
	January 1,	January 2,	January 1,	January 2,
	2010	2009	2010	2009
	(13 Weeks)	(14 Weeks)	(52 Weeks)	(53 Weeks)

Net Income	$4,511	$5,078	$22,127	$23,160

Add back (subtract):

Income taxes	3,218	3,215	14,894	15,334
Interest income, net	(87)	(345)	(614)	(1,707)
Depreciation and amortization	1,080	1,125	4,352	4,109

EBITDA (1)	8,722	9,073	40,759	40,896

Stock-based compensation	1,494	1,476	7,931	7,828

EBITDAS (1)	$10,216	$10,549	$48,690	$48,724

(1) EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization.EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation.The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to compliment operating income, net income and other GAAP financial performance measures.Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results.Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

CONTACT:  Exponent, Inc.
          (888) 656-EXPO
          info@exponent.com
          www.exponent.com